Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE NINE MONTHS AND QUARTER ENDED SEPTEMBER 30, 2016

FRESNO, CALIFORNIA…October 19, 2016… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $12,575,000, and diluted earnings per common share of $1.14 for the nine months ended September 30, 2016, compared to $8,061,000 and $0.73 per diluted common share for the nine months ended September 30, 2015.
THIRD QUARTER FINANCIAL HIGHLIGHTS

•	The Company recorded a reverse provision for credit losses of $1,000,000 in the third quarter of 2016, compared to a provision of $100,000 during the third quarter of 2015.

•	Net loan recoveries in the third quarter of 2016 were $427,000, compared to $279,000 in the third quarter of 2015.

•	Net loans increased $32.03 million or 5.44%, while total assets increased $31.04 million or 2.43% at September 30, 2016 compared to December 31, 2015.

•	Total cost of funds remained unchanged at 0.09% as compared to the same period in 2015.

•
Capital positions remain strong at September 30, 2016 with a 9.35% Tier 1 Leverage Ratio; a 13.80% Common Equity Tier 1 Ratio; a 14.23% Tier 1 Risk-Based Capital Ratio; and a 15.39% Total Risk-Based Capital Ratio.

•
The Company completed its acquisition of Sierra Vista Bank on October 1, 2016. Consolidated results of operations and balance sheets reflecting the acquisition will be presented as of and for the quarter ending December 31, 2016.

“We are pleased with the financial results of the third quarter - a testament to the dedicated efforts of our team during a busy period with the integration of Sierra Vista Bank. The acquisition closed on schedule on

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October 1, 2016.  Signage at our three new Greater Sacramento offices will change during the month of October and the systems conversions are scheduled for early November. The commitment and dedication of our newly combined team continues to be focused on a smooth integration for our new customers. We welcome our new team, customers and shareholders to the Central Valley Community Bank family and look forward to expanding our brand in the Greater Sacramento region where growth and opportunity abounds,” stated James M. Ford, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
Net income for the period increased 56.00% in 2016 compared to 2015, primarily driven by a decrease in provision for credit losses, as well as an increase in net interest income, partially offset by an increase in non-interest expenses, and an increase in provision for income taxes. During the nine months ended September 30, 2016, the Company recorded a reverse provision for credit losses of $5,850,000, compared to a $600,000 provision during the nine months ended September 30, 2015. Net interest income before the provision for credit losses for the nine months ended September 30, 2016 was $32,806,000, compared to $30,137,000 for the nine months ended September 30, 2015, an increase of $2,669,000 or 8.86%. Net interest income during the first nine months of 2016 and 2015 benefited by approximately $501,000 and $274,000, respectively, in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status. Excluding these benefits, net interest income for the first nine months ended September 30, 2016 increased by $2,442,000 compared to the nine months ended September 30, 2015.
During the nine months ended September 30, 2016, the Company’s shareholders’ equity increased $16,999,000, or 12.20%. The increase in shareholders’ equity was driven by the retention of earnings, net of dividends paid, and an increase in unrealized gains on available-for-sale (AFS) securities recorded in accumulated other comprehensive income (AOCI). The increase in the unrealized gains on AFS securities was partially a result of the reclassification in the first quarter of 2016 of the held-to-maturity (HTM) securities to available-for-sale designation, with $2,272,000 of the $5,988,000 AOCI increase related to the HTM securities transfer.
Annualized return on average equity (ROE) for the nine months ended September 30, 2016 was 11.21%, compared to 8.01% for the nine months ended September 30, 2015. Notwithstanding an increase in shareholders’ equity, this increase in ROE was achieved due to an increase in net income. The Company declared and paid $0.18 per share in cash dividends to holders of common stock during the nine months of 2016 compared to $0.12

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during the nine months of 2015. Annualized return on average assets (ROA) was 1.31% for the nine months ended September 30, 2016 and 0.89% for the nine months ended September 30, 2015. During the nine months ended September 30, 2016, the Company’s total assets increased 2.43%, and total liabilities increased 1.23%, compared to those at December 31, 2015.
Non-performing assets decreased by $776,000, or 32.16%, to $1,637,000 at September 30, 2016, compared to $2,413,000 at December 31, 2015. During the nine months ended September 30, 2016, the Company recorded $5,539,000 in net loan recoveries, compared to $185,000 in net recoveries for the nine months ended September 30, 2015. The net (recovery) charge-off ratio, which reflects annualized net (recoveries) charge-offs to average loans, was (1.20)% for the nine months ended September 30, 2016, compared to (0.04)% for the same period in 2015.
At September 30, 2016, the allowance for credit losses was $9,299,000, compared to $9,610,000 at December 31, 2015, a net decrease of $311,000 reflecting the reverse provision of $5,850,000 and the net recoveries during the period. The allowance for credit losses as a percentage of total loans was 1.48% at September 30, 2016, and 1.61% at December 31, 2015. Total loans included loans acquired in the acquisition of Visalia Community Bank in 2013 (“VCB loans”) that were recorded at fair value in connection with the acquisition. The value of the VCB loans totaled $50,568,000 at September 30, 2016 and $62,395,000 at December 31, 2015. Excluding these VCB loans from the calculation, the allowance for credit losses to total gross loans was 1.61% and 1.79% as of September 30, 2016 and December 31, 2015, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.59% and 1.79%, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at September 30, 2016.
Total non-performing assets were $1,637,000, or 0.13% of total assets as of September 30, 2016, compared to $2,413,000, or 0.19% of total assets as of December 31, 2015. The following provides a reconciliation of the change in nonaccrual loans for 2016.

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(In thousands)	Balances December 31, 2015	Additions to Nonaccrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge-Offs	Balances September 30, 2016
Nonaccrual loans:
Commercial and industrial	$—	$1,185	$(279)	$(321)	$—	$(493)	$92
Real estate	891	263	(367)	—	—	—	787
Equity loans and lines of credit	172	373	(80)	—	—	(97)	368
Consumer	13	60	(6)	(42)	—	(18)	7
Restructured loans (non-accruing):
Commercial and industrial	29	—	(29)	—	—	—	—
Real estate	23	—	(3)	—	—	—	20
Equity loans and lines of credit	1,285	—	(1,285)	—	—	—	—
Total nonaccrual	$2,413	$1,881	$(2,049)	$(363)	$—	$(608)	$1,274
The Company’s net interest margin (fully tax equivalent basis) was 4.05% for the nine months ended September 30, 2016, compared to 4.01% for the nine months ended September 30, 2015. The increase in net interest margin in the period-to-period comparison resulted from an increase in the effective yield on average investment securities, an increase in the yield on the Company’s loan portfolio, and a decrease in the Company’s cost of funds. Net interest income during the first nine months of 2016 and 2015 benefited by approximately $501,000 and $274,000, respectively, in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status.
For the nine months ended September 30, 2016, the effective yield on total earning assets increased 4 basis points to 4.14% compared to 4.10% for the nine months ended September 30, 2015, while the cost of total interest-bearing liabilities decreased 1 basis point to 0.15% compared to 0.16% for the nine months ended September 30, 2015. The cost of total deposits decreased 1 basis point to 0.08% for the nine months ended September 30, 2016, compared to 0.09% for the nine months ended September 30, 2015.
For the nine months ended September 30, 2016, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $552,840,000, an increase of $36,597,000, or 7.09%, compared to the nine months ended September 30, 2015. During the nine months ended September 30, 2016, the Company was required to reclassify investment securities totaling $23.1 million from held-to-maturity to available-for-sale designation as a result of the sale of certain investment securities classified as held-to-maturity. The unrealized gain on those securities approximates $3,861,000 as of September 30, 2016.

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The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, increased to 2.84% for the nine months ended September 30, 2016, compared to 2.75% for the nine months ended September 30, 2015. Total average loans, which generally yield higher rates than investment securities, increased $27,348,000, from $586,033,000 for the nine months ended September 30, 2015 to $613,381,000 for the nine months ended September 30, 2016. The effective yield on average loans increased to 5.29% for the nine months ended September 30, 2016, compared to 5.26% for the nine months ended September 30, 2015.
Total average assets for the nine months ended September 30, 2016 was $1,276,214,000 compared to $1,209,143,000, for the nine months ended September 30, 2015, an increase of $67,071,000 or 5.55%. During the nine months ended September 30, 2016 and September 30, 2015, the average loan to deposit ratio was 55.57% and 55.64%, respectively. Total average deposits increased $50,448,000 or 4.79% to $1,103,755,000 for the nine months ended September 30, 2016, compared to $1,053,307,000 for the nine months ended September 30, 2015. Average interest-bearing deposits increased $25,245,000, or 3.76%, and average non-interest bearing demand deposits increased $25,203,000, or 6.60%, for the nine months ended September 30, 2016, compared to the nine months ended September 30, 2015. The Company’s ratio of average non-interest bearing deposits to total deposits was 36.86% for the nine months ended September 30, 2016, compared to 36.23% for the nine months ended September 30, 2015.
Non-interest income for the nine months ended September 30, 2016 decreased by $155,000 to $7,353,000, compared to $7,508,000 for the nine months ended September 30, 2015, primarily driven by a $160,000 decrease in Federal Home Loan Bank dividends, a $94,000 decrease in service charge income, and a $112,000 decrease in other income, partially offset by an increase of $377,000 in net realized gains on sales and calls of investment securities. The Company also realized $190,000 and $345,000 tax-free gains related to the collection of life insurance proceeds in the nine month period during 2016 and 2015, respectively, which are included in other non-interest income. In addition, the Company recorded an other-than-temporary impairment loss of $136,000 during the nine months ended September 30, 2016.
Non-interest expense for the nine months ended September 30, 2016 increased $995,000, or 3.68%, to $28,008,000 compared to $27,013,000 for the nine months ended September 30, 2015. The net increase year over

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year was a result of increases in salaries and employee benefits of $832,000, increases in data processing expenses of $283,000, increases in acquisition and integration expenses of $515,000, increases in directors’ expenses of $158,000, and increases in ATM/Debit card expenses of $58,000, partially offset by decreases in regulatory assessments of $352,000, decreases in professional services of $241,000, decreases in internet banking expenses of $44,000, decreases in occupancy and equipment expenses of $11,000, and decreases in license and maintenance contracts of $4,000.
The Company recorded an income tax provision of $5,426,000 for the nine months ended September 30, 2016, compared to $1,971,000 for the nine months ended September 30, 2015. The effective tax rate for the nine months ended September 30, 2016 was 30.14% compared to 19.65% for the nine months ended September 30, 2015.
Quarter Ended September 30, 2016
For the quarter ended September 30, 2016, the Company reported unaudited consolidated net income of $3,114,000 and earnings per diluted common share of $0.28, compared to consolidated net income of $2,517,000 and $0.23 per diluted share for the same period in 2015. The increase in net income during the third quarter of 2016 compared to the same period in 2015 is primarily due to a decrease in provision for credit losses, and an increase in net interest income, partially offset by an increase in provision for income taxes and increases in non-interest expense. The Company recorded a $1,000,000 reverse provision for credit losses during the third quarter of 2016 compared to a provision for credit losses of $100,000 during the same period in 2015.
Annualized return on average equity (ROE) for the third quarter of 2016 was 8.01%, compared to 7.47% for the same period of 2015. The increase in ROE reflects an increase in net income, offset by an increase in shareholders’ equity. Annualized return on average assets (ROA) was 0.96% for the third quarter of 2016 compared to 0.82% for the same period in 2015. This increase is due to an increase in net income, notwithstanding an increase in average assets.
In comparing the third quarter of 2016 to the third quarter of 2015, average total loans increased by $26,556,000, or 4.44%. During the third quarter of 2016, the Company recorded net loan recoveries of $427,000 compared to $279,000 for the same period in 2015. The net charge-off (recovery) ratio, which reflects annualized

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net charge-offs to average loans, was (0.27)% for the quarter ended September 30, 2016 compared to (0.19)% for the quarter ended September 30, 2015.
The following provides a reconciliation of the change in nonaccrual loans for the quarter ended September 30, 2016.

(Dollars in thousands)	Balances June 30, 2016	Additions to Nonaccrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge-Offs	Balances September 30, 2016
Nonaccrual loans:
Commercial and industrial	$907	$92	$(93)	$(321)	$—	$(493)	$92
Real estate	721	92	(26)	—	—	—	787
Equity loans and lines of credit	92	278	(2)	—	—	—	368
Consumer	9	60	(2)	(42)	—	(18)	7
Restructured loans (non-accruing):
Real estate	21	—	(1)	—	—	—	20
Total nonaccrual	$1,750	$522	$(124)	$(363)	$—	$(511)	$1,274
Average total deposits for the third quarter of 2016 increased $42,465,000 or 3.95% to $1,117,123,000 compared to $1,074,658,000 for the same period of 2015.
The Company’s net interest margin (fully tax equivalent basis) was 4.01% for the quarter ended September 30, 2016, compared to 4.01% for the quarter ended September 30, 2015. Net interest income, before provision for credit losses, increased $643,000, or 6.21%, to $10,995,000 for the third quarter of 2016, compared to $10,352,000 for the same period in 2015. The net interest margin period-to-period comparisons showed an increase in the yield on the average investment securities, no change in the yield on the Company’s loan portfolio, and no change in the Company’s cost of funds. Over the same periods, the cost of total deposits remained unchanged at 0.09% as compared to 2015.
For the quarter ended September 30, 2016, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $32,621,000, or 6.18%, compared to the quarter ended September 30, 2015 and increased by $21,760,000, or 4.04%, compared to the quarter ended June 30, 2016.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, increased to 2.83% for the quarter ended September 30, 2016, compared to 2.80% for the quarter ended September 30, 2015 and 2.91% for the quarter ended June 30, 2016. Total average loans, which

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generally yield higher rates than investment securities, increased by $26,556,000 to $624,284,000 for the quarter ended September 30, 2016, from $597,728,000 for the quarter ended September 30, 2015 and increased by $4,021,000 from $620,263,000 for the quarter ended June 30, 2016. The effective yield on average loans was 5.18% for the quarter ended September 30, 2016, compared to 5.18% and 5.45% for the quarters ended September 30, 2015 and June 30, 2016, respectively.
Net income for the immediately trailing quarter ended June 30, 2016 was $6,058,000, or $0.55 per diluted common share. Total average assets for the quarter ended September 30, 2016 were $1,297,207,000 compared to $1,230,687,000 for the quarter ended September 30, 2015 and $1,267,643,000 for the quarter ended June 30, 2016, an increase of $66,520,000 and $29,564,000, or 5.41% and 2.33%, respectively.
Total average deposits increased $42,465,000, or 3.95%, to $1,117,123,000 for the quarter ended September 30, 2016, compared to $1,074,658,000 for the quarter ended September 30, 2015. Total average deposits increased $21,723,000, or 1.98%, for the quarter ended September 30, 2016, compared to $1,095,400,000 for the quarter ended June 30, 2016. The Company’s ratio of average non-interest bearing deposits to total deposits was 36.88% for the quarter ended September 30, 2016, compared to 37.35% and 36.11% for the quarters ended September 30, 2015 and June 30, 2016, respectively.
Non-interest income increased $413,000, or 23.98%, to $2,135,000 for the third quarter of 2016 compared to $1,722,000 for the same period in 2015. The third quarter 2016 non-interest income included $286,000 net realized gains on sales and calls of investment securities compared to none for the same period in 2015. For the quarter ended September 30, 2016, service charge income increased $43,000, and interchange fee income increased $15,000 while, FHLB dividends decreased $10,000, and appreciation in cash surrender value of bank owned life insurance decreased $11,000, compared to the same period in 2015. Non-interest income for the quarter ended September 30, 2016 decreased by $379,000 to $2,135,000, compared to $2,514,000 for the quarter ended June 30, 2016. The decrease, as compared to the trailing quarter, is primarily due to a $134,000 decrease in realized gains on sales and calls of investment securities and a $345,000 decrease in other income, partially offset by a $93,000 increase in loan placement fees.
Non-interest expense for the quarter ended September 30, 2016 increased $627,000, or 6.95%, to $9,655,000 compared to $9,028,000 for the quarter ended September 30, 2015. The net increase quarter over

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quarter was a result of increases in salaries and employee benefits of $354,000, increases in acquisition and integration expenses of $363,000, an increase in data processing expenses of $103,000 and an increase in directors’ expenses of $39,000, offset by, a decrease of $89,000 in regulatory assessments, a decrease of $49,000 in professional services, and a decrease of $51,000 in amortization of core deposit intangibles. Non-interest expense for the quarter ended September 30, 2016 increased by $278,000 compared to $9,377,000 for the trailing quarter ended June 30, 2016. The increase, as compared to the trailing quarter, is primarily due to a $211,000 increase in acquisition costs and a $166,000 increase in salaries and benefits, partially offset by $56,000 and $58,000 decreases in occupancy and regulatory assessment expenses, respectively.
The Company recorded an income tax provision of $1,361,000 for the quarter ended September 30, 2016, compared to $429,000 for the quarter ended September 30, 2015. The effective tax rate for the quarter ended September 30, 2016 was 30.41%.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank now operates 23 full service offices in Cameron Park, Clovis, Exeter, Fair Oaks, Fresno, Folsom, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, Tracy, and Visalia, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Gary D. Gall, Steven D. McDonald, Louis McMurray, William S. Smittcamp, and Joseph B. Weirick. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the

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Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2015.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(In thousands, except share amounts)	2016	2015

ASSETS
Cash and due from banks	$23,274	$23,339
Interest-earning deposits in other banks	21,803	70,988
Federal funds sold	1	290
Total cash and cash equivalents	45,078	94,617
Available-for-sale investment securities (Amortized cost of $533,044 at September 30, 2016 and $470,080 at December 31, 2015)	551,075	477,554
Held-to-maturity investment securities (Fair value of $35,142 at December 31, 2015)	—	31,712
Loans, less allowance for credit losses of $9,299 at September 30, 2016 and $9,610 at December 31, 2015	620,528	588,501
Bank premises and equipment, net	8,906	9,292
Bank owned life insurance	20,377	20,702
Federal Home Loan Bank stock	4,823	4,823
Goodwill	29,917	29,917
Core deposit intangibles	922	1,024
Accrued interest receivable and other assets	26,149	18,594
Total assets	$1,307,775	$1,276,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$423,183	$428,773
Interest bearing	704,314	687,494
Total deposits	1,127,497	1,116,267

Junior subordinated deferrable interest debentures	5,155	5,155
Accrued interest payable and other liabilities	18,801	15,991
Total liabilities	1,151,453	1,137,413
Shareholders’ equity:
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 11,081,854 at September 30, 2016 and 10,996,773 at December 31, 2015	54,846	54,424
Retained earnings	91,026	80,437
Accumulated other comprehensive income, net of tax	10,450	4,462
Total shareholders’ equity	156,322	139,323
Total liabilities and shareholders’ equity	$1,307,775	$1,276,736

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(In thousands, except share and per share amounts)	2016	2015	2016	2015

INTEREST INCOME:
Interest and fees on loans	$8,112	$7,747	$24,208	$22,677
Interest on deposits in other banks	71	49	210	147
Interest and dividends on investment securities:
Taxable	1,500	1,234	4,486	3,477
Exempt from Federal income taxes	1,582	1,593	4,680	4,627
Total interest income	11,265	10,623	33,584	30,928
INTEREST EXPENSE:
Interest on deposits	240	246	690	718
Interest on junior subordinated deferrable interest debentures	30	25	88	73
Total interest expense	270	271	778	791
Net interest income before provision for credit losses	10,995	10,352	32,806	30,137
PROVISION FOR CREDIT LOSSES	(1,000)	100	(5,850)	600
Net interest income after provision for credit losses	11,995	10,252	38,656	29,537
NON-INTEREST INCOME:
Service charges	743	700	2,227	2,321
Appreciation in cash surrender value of bank owned life insurance	131	142	411	451
Interchange fees	312	297	904	881
Loan placement fees	347	241	792	794
Net gain on disposal of other real estate owned	—	—	—	11
Net realized gains on sales and calls of investment securities	286	—	1,836	1,459
Other-than-temporary impairment loss on investment securities	—	—	(136)	—
Federal Home Loan Bank dividends	110	120	314	474
Other income	206	222	1,005	1,117
Total non-interest income	2,135	1,722	7,353	7,508
NON-INTEREST EXPENSES:
Salaries and employee benefits	5,608	5,254	16,304	15,472
Occupancy and equipment	1,124	1,204	3,511	3,522
Professional services	346	395	971	1,212
Data processing expense	390	287	1,145	862
Directors’ expenses	163	124	474	316
ATM/Debit card expenses	159	145	469	411
License & maintenance contracts	125	123	388	392
Regulatory assessments	134	223	469	821
Advertising	131	157	444	474
Internet banking expenses	170	167	497	541
Acquisition and integration	363	—	515	—
Amortization of core deposit intangibles	34	85	102	253
Other expense	908	864	2,719	2,737
Total non-interest expenses	9,655	9,028	28,008	27,013
Income before provision for income taxes	4,475	2,946	18,001	10,032
PROVISION FOR INCOME TAXES	1,361	429	5,426	1,971
Net income	$3,114	$2,517	$12,575	$8,061
Net income per common share:
Basic earnings per common share	$0.28	$0.23	$1.15	$0.74
Weighted average common shares used in basic computation	10,984,141	10,938,160	10,969,633	10,928,780
Diluted earnings per common share	$0.28	$0.23	$1.14	$0.73
Weighted average common shares used in diluted computation	11,092,674	11,024,954	11,068,045	11,012,024
Cash dividends per common share	$0.06	$0.06	$0.18	$0.12

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
For the three months ended	2016	2016	2016	2015	2015
(In thousands, except share and per share amounts)
Net interest income	$10,995	$11,208	$10,603	$10,638	$10,352
Provision for credit losses	(1,000)	(4,600)	(250)	—	100
Net interest income after provision for credit losses	11,995	15,808	10,853	10,638	10,252
Total non-interest income	2,135	2,514	2,704	1,879	1,722
Total non-interest expense	9,655	9,377	8,976	9,003	9,028
Provision for income taxes	1,361	2,887	1,178	611	429
Net income	$3,114	$6,058	$3,403	$2,903	$2,517
Basic earnings per common share	$0.28	$0.55	$0.31	$0.27	$0.23
Weighted average common shares used in basic computation	10,984,141	10,970,782	10,953,845	10,941,280	10,938,160
Diluted earnings per common share	$0.28	$0.55	$0.31	$0.26	$0.23
Weighted average common shares used in diluted computation	11,092,674	11,067,890	11,040,790	11,030,470	11,024,954

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
As of and for the three months ended	2016	2016	2016	2015	2015
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.48%	1.56%	1.66%	1.61%	1.52%
Non-performing assets to total assets	0.13%	0.14%	0.29%	0.19%	0.20%
Total non-performing assets	$1,637	$1,750	$3,679	$2,413	$2,494
Total nonaccrual loans	$1,274	$1,750	$3,679	$2,413	$2,494
Net loan charge-offs (recoveries)	$(427)	$(4,336)	$(776)	$(517)	$(279)
Net charge-offs (recoveries) to average loans (annualized)	(0.27)%	(2.80)%	(0.52)%	(0.35)%	(0.19)%
Book value per share	$14.11	$14.21	$13.22	$12.67	$12.50
Tangible book value per share	$11.32	$11.41	$10.42	$9.86	$9.68
Tangible common equity	$125,483	$125,802	$114,872	$108,382	$106,445
Cost of total deposits	0.09%	0.08%	0.08%	0.08%	0.09%
Interest and dividends on investment securities exempt from Federal income taxes	$1,582	$1,575	$1,523	$1,688	$1,593
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.01%	4.18%	3.97%	4.01%	4.01%
Return on average assets (2)	0.96%	1.91%	1.08%	0.92%	0.82%
Return on average equity (2)	8.01%	16.24%	9.47%	8.42%	7.47%
Loan to deposit ratio	55.86%	56.83%	55.19%	53.58%	55.76%
Tier 1 leverage - Bancorp	9.35%	9.34%	8.91%	8.65%	8.68%
Tier 1 leverage - Bank	8.40%	8.78%	8.83%	8.58%	8.55%
Common equity tier 1 - Bancorp	13.80%	13.90%	13.45%	13.44%	13.18%
Common equity tier 1 - Bank	12.93%	13.49%	13.78%	13.67%	13.34%
Tier 1 risk-based capital - Bancorp	14.23%	14.35%	13.91%	13.79%	13.54%
Tier 1 risk-based capital - Bank	12.93%	13.49%	13.78%	13.67%	13.34%
Total risk-based capital - Bancorp	15.39%	15.61%	15.17%	15.04%	14.76%
Total risk based capital - Bank	14.10%	14.75%	15.04%	14.93%	14.57%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

AVERAGE AMOUNTS	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in thousands)	2016	2015	2016	2015
Federal funds sold	$74	$249	$150	$242
Interest-bearing deposits in other banks	54,618	60,569	53,613	62,664
Investments	505,635	466,888	499,077	453,337
Loans (1)	622,955	593,395	610,932	576,356
Federal Home Loan Bank stock	4,823	4,823	4,825	4,810
Earning assets	1,188,105	1,125,924	1,168,597	1,097,409
Allowance for credit losses	(9,982)	(8,857)	(10,353)	(8,782)
Nonaccrual loans	1,329	4,333	2,449	9,677
Other real estate owned	150	—	50	45
Other non-earning assets	117,605	109,287	115,471	110,794
Total assets	$1,297,207	$1,230,687	$1,276,214	$1,209,143

Interest bearing deposits	$705,080	$673,273	$696,899	$671,654
Other borrowings	5,155	5,155	5,155	5,156
Total interest-bearing liabilities	710,235	678,428	702,054	676,810
Non-interest bearing demand deposits	412,043	401,385	406,856	381,653
Non-interest bearing liabilities	19,334	16,165	17,756	16,571
Total liabilities	1,141,612	1,095,978	1,126,666	1,075,034
Total equity	155,595	134,709	149,548	134,109
Total liabilities and equity	$1,297,207	$1,230,687	$1,276,214	$1,209,143

AVERAGE RATES
Federal funds sold	0.50%	0.25%	0.50%	0.25%
Interest-earning deposits in other banks	0.52%	0.32%	0.52%	0.31%
Investments	3.08%	3.12%	3.09%	3.08%
Loans (3)	5.18%	5.18%	5.29%	5.26%
Earning assets	4.10%	4.11%	4.14%	4.10%
Interest-bearing deposits	0.14%	0.14%	0.13%	0.14%
Other borrowings	2.33%	1.90%	2.28%	1.89%
Total interest-bearing liabilities	0.15%	0.16%	0.15%	0.16%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.01%	4.01%	4.05%	4.01%

(1)	Average loans do not include nonaccrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $815 and $820 for the three months ended September 30, 2016 and 2015, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $2,411 and $2,383 for the nine months ended September 30, 2016 and 2015, respectively.

(3)
Loan yield includes loan (costs) fees for the three months ended September 30, 2016 and 2015 of $(53) and $(54), respectively. Loan yield includes loan (costs) fees for the nine months ended September 30, 2016 and 2015 of $(31) and $96 respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322